Contacts	For news media – Ryan Hill, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	Increases 2015 ongoing earnings forecast to midpoint of $2.20 per share from $2.15 per share
•	Increases annualized common stock dividend to $1.51 per share
•	Per-share earnings from ongoing operations increase by 11 percent in second quarter and 15 percent in first half compared to 2014

ALLENTOWN, Pa. (Aug. 3, 2015) -- Reflecting a $1 billion loss, or $1.50 per share, from discontinued operations associated with the June 1 spinoff of its competitive supply business, PPL Corporation (NYSE:PPL) on Monday (8/3) reported a second-quarter 2015 loss of $757 million, or $1.13 per share. The loss from discontinued operations included an $879 million loss reflecting the fair value of the supply business at the time of the spinoff compared to the recorded value of that segment. For the second quarter of 2014, the company’s reported earnings were $229 million, or $0.34 per share.

The reported loss for the first six months of 2015 was $110 million, or $0.17 per share, which includes a loss from discontinued operations of $912 million, or $1.36 per share. The company’s reported earnings for the first half of 2014 were $545 million, or $0.83 per share.

Adjusting for special items, including results from discontinued operations of PPL’s former Supply segment, second-quarter 2015 earnings from ongoing operations were $329 million, or $0.49 per share, an increase of more than 11 percent from $296 million in earnings from ongoing operations (adjusted), or $0.44 per share, in the second quarter of 2014.

Earnings from ongoing operations for the first half of 2015 were $848 million, or $1.26 per share. This compares to earnings from ongoing operations (adjusted) of $722 million, or $1.10 per share, in the first half of 2014, representing a 15 percent increase on a per-share basis.

“Based on the strong performance of PPL’s seven regulated utility businesses in both the U.S. and the U.K., the continued rate base growth from our significant infrastructure investment, and our solid business plan to grow earnings per share, we are increasing the midpoint of our 2015 earnings forecast,” said William H. Spence, PPL chairman, president and Chief Executive Officer.

The company narrowed its 2015 forecast range for earnings from ongoing operations to $2.15 to $2.25 per share from $2.05 to $2.25 per share, increasing the midpoint from $2.15 to $2.20 per share. The 2015 forecast for reported earnings is $0.72 to $0.82 per share, reflecting special items recorded through the second quarter.

Bolstered by the solid performance through the first half of the year, Spence announced that the company is increasing its common stock dividend to $0.3775 per share on a quarterly basis. The increased dividend will be payable Oct. 1 to shareowners of record as of Sept. 10. The increase, PPL’s 13th in 14 years, raises the annualized dividend from $1.49 per share to $1.51 per share.

Spence also said the company is confident it can achieve its previous projection of 4-6 percent compound annual earnings growth through at least 2017.

“The new PPL Corporation – with its strong growth profile, a solid dividend and diverse mix of holdings – is a unique and very compelling investment option in the U.S. utility sector,” said Spence.

Second-Quarter and Year-to-Date 2015 Earnings Details

PPL’s reported earnings for the second quarter of 2015 included net special item after-tax charges of $1.09 billion, or $1.62 per share, primarily due to a loss from discontinued operations of $1 billion, or $1.50 per share, associated with the spinoff of the Supply segment. The loss from discontinued operations included an $879 million charge that reflected the difference between PPL’s recorded value for the Supply segment and its estimated fair value as of the spinoff date, determined in accordance with applicable accounting rules under U.S. generally accepted accounting principles (GAAP).

Reported earnings for the second quarter of 2014 included net special item after-tax charges of $87 million, or $0.13 per share, primarily reflecting charges of $0.07 per share for an increase in tax valuation allowances related to the then anticipated spinoff of the Supply segment and $0.05 per share for foreign currency related economic hedges.

Reported earnings are calculated in accordance with U.S. GAAP. “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items, including the Supply segment’s earnings and the loss from discontinued operations associated with the spinoff of the Supply segment. In addition, 2014 has been adjusted to reflect the impact of dissynergies related to the spinoff of the Supply segment. Special items and the dissynergies are fully detailed at the end of the news release.

(Dollars in millions, except for per share amounts)	2nd Quarter				Year to Date
	2015	2014	% Change		2015	2014	% Change

Reported earnings	$(757)	$229	(431%	)	$(110)	$545	(120%)
Reported earnings per share	$(1.13)	$0.34	(432%	)	$(0.17)	$0.83	(120%)

	2nd Quarter				Year to Date
	2015	2014 (adjusted)	% Change		2015	2014 (adjusted)	% Change
Earnings from ongoing operations	$329	$296	11%		$848	$722	17%
Earnings from ongoing operations per share	$0.49	$0.44	11%		$1.26	$1.10	15%

(See the tables at the end of this news release for a reconciliation of reported earnings to earnings from ongoing operations.)

Second-Quarter and Year-to-Date Earnings by Segment

	2nd Quarter		Year to Date
Per share	2015	2014 (adjusted)	2015	2014 (adjusted)
Earnings from ongoing operations
U.K. Regulated	$0.36	$0.33	$0.86	$0.74
Kentucky Regulated	0.09	0.09	0.25	0.25
Pennsylvania Regulated	0.07	0.08	0.20	0.21
Corporate and Other[1]	(0.03)	(0.06)	(0.05)	(0.10)
Total	$0.49	$0.44	$1.26	$1.10

	2nd Quarter		Year to Date
Special items and dissynergy adjustments	2015	2014 (adjusted)	2015	2014 (adjusted)
Special items (expense) benefit
U.K. Regulated	$(0.08)	$(0.05)	$(0.02)	$(0.14)
Kentucky Regulated	(0.02)	–	(0.02)	–
Pennsylvania Regulated	–	–	–	–
Corporate and Other[1]	(0.02)	(0.08)	(0.03)	(0.08)
Supply/Discontinued Operations	(1.50)	–	(1.36)	(0.11)
Total special items	(1.62)	(0.13)	(1.43)	(0.33)
Dissynergy adjustments expense (benefit)
Corporate and Other[1]	–	0.03	–	0.06
Total special items and dissynergy adjustments	$(1.62)	$(0.10)	$(1.43)	$(0.27)

	2nd Quarter		Year to Date
Reported earnings	2015	2014	2015	2014
U.K. Regulated	$0.28	$0.28	$0.84	$0.60
Kentucky Regulated	0.07	0.09	0.23	0.25
Pennsylvania Regulated	0.07	0.08	0.20	0.21
Corporate and Other[1]	(0.05)	(0.11)	(0.08)	(0.12)
Supply/Discontinued Operations[2]	(1.50)	–	(1.36)	(0.11)
Total	$(1.13)	$0.34	$(0.17)	$0.83

1This category primarily includes unallocated corporate-level financing and other costs. For 2014, earnings from ongoing operations (adjusted) and special items and dissynergy adjustments reflect the impact of dissynergies related to the spinoff of the Supply segment: Indirect O&M ($0.02- 2nd quarter and $0.04 YTD) and Interest ($0.01- 2nd quarter and $0.02 YTD).

22015 reported earnings includes five months of Supply segment earnings and an $879 million loss reflecting the difference between PPL’s recorded value for the Supply segment and the estimated fair value, a difference determined by PPL in conjunction with its accounting for the spinoff.

(See the reconciliation tables at the end of this news release for an itemization of special items and dissynergy adjustments.)

Key Factors Impacting Earnings from Ongoing Operations

U.K. Regulated Segment

PPL’s U.K. Regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Earnings from ongoing operations in the second quarter of 2015 increased by $0.03 per share compared with a year ago. This increase was primarily due to lower depreciation expense and lower income taxes, partially offset by lower utility revenues primarily driven by an April 1, 2015, price decrease associated with the beginning of a new eight-year price control period (RIIO-ED1).

Earnings from ongoing operations during the first six months of 2015 increased by $0.12 per share compared with a year ago. This increase was primarily due to lower depreciation expense, lower income taxes and higher utility revenue driven by an April 1, 2014, price increase, which was partially offset by lower prices driven by an April 1, 2015, price decrease due to the commencement of RIIO-ED1.

Kentucky Regulated Segment

PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Earnings from ongoing operations in the second quarter of 2015 were the same as a year ago.

Earnings from ongoing operations during the first six months of 2015 also were the same as a year ago. This was primarily due to returns on additional environmental capital investments, offset by lower sales volumes and higher operations and maintenance expense associated with the retirement of coal-fired generation at the segment’s Cane Run facility.

Pennsylvania Regulated Segment

PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Earnings from ongoing operations in the second quarter of 2015 decreased by $0.01 per share compared with a year ago. This was primarily due to higher operations and maintenance expense and higher depreciation expense, partially offset by higher margins from additional transmission capital investments.

Earnings from ongoing operations during the first six months of 2015 decreased by $0.01 per share compared with a year ago, driven primarily by higher depreciation expense, higher operation and maintenance expense, higher financing costs and a benefit recorded in the first quarter of 2014 for a change in the estimate of a regulatory liability, partially offset by higher margins from additional transmission capital investments, returns on distribution improvement capital investments and favorable effects of weather.

Corporate and Other

PPL’s Corporate and Other category primarily includes unallocated corporate-level financing and other costs.

Corporate and Other improved by $0.03 per share in the second quarter of 2015 compared to the second quarter of 2014 (adjusted) and by $0.05 per share for the first six months of 2015 compared to a year ago. This was primarily due to the benefits of the corporate restructuring.

Forecast of Earnings from Ongoing Operations

	2015 forecast midpoint	2014 earnings from ongoing operations (adjusted)
Per share
U.K. Regulated	$ 1.41	$ 1.37
Kentucky Regulated	0.51	0.47
Pennsylvania Regulated	0.38	0.40
Corporate and Other[1]	(0.10)	(0.21)
Total	$ 2.20	$ 2.03

1 This category primarily includes unallocated corporate-level financing and other costs. For 2014, earnings from ongoing operations (adjusted) reflect the full impact of dissynergies related to the spinoff of the Supply segment: Indirect O&M ($0.07), Interest ($0.05) and Depreciation ($0.01).

See the tables at the end of this news release for a reconciliation of reported earnings to 2014 earnings from ongoing operations (adjusted).

The midpoint of PPL’s 2015 forecast earnings from ongoing operations of $2.20 per share represents an increase of 8.4 percent compared to 2014 earnings from ongoing operations (adjusted). This increase is primarily attributed to increases in the U.K. Regulated and Kentucky Regulated segments and lower Corporate and Other charges as detailed below.

U.K. Regulated Segment

PPL projects higher segment earnings in 2015 compared with 2014, primarily driven by lower income taxes and lower depreciation expense, partially offset by lower utility revenue as Western Power Distribution transitions to a new eight-year price control period (RIIO-ED1) effective April 1, 2015. The remaining 2015 foreign currency earnings exposure for this segment is fully hedged.

Kentucky Regulated Segment

PPL projects higher segment earnings in 2015 compared with 2014, primarily driven by electric and gas base rate increases effective July 1, 2015, and returns on additional environmental capital investments, partially offset by higher operation and maintenance expense, higher depreciation and higher financing costs.

Pennsylvania Regulated Segment

PPL projects lower segment earnings in 2015 compared with 2014, primarily driven by higher operation and maintenance expense, higher depreciation, higher financing costs, and a benefit recorded in the first quarter of 2014 for a change in estimate of a regulatory liability, partially offset by higher transmission margins and returns on distribution improvement capital investments.

Corporate and Other

PPL projects lower costs in this category in 2015 compared with 2014, primarily driven by the reduction of dissynergies related to the Supply business spinoff through corporate restructuring efforts and lower income taxes.

Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve 10 million customers in the U.S. and United Kingdom. The company and its 13,000 employees are dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about second-quarter 2015 financial results at 8:30 a.m. Eastern time on Monday, Aug. 3. The call will be webcast live, in audio format, along with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 30 days after the call. Interested individuals can access the live conference call via telephone at 1-888-317-6003. International participants should call 1-412-317-6061. Participants in Canada should call 1-866-284-3684. Participants will need to enter the following “Elite Entry” number in order to join the conference: 6332528.

# # #

“Earnings from ongoing operations,” should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s earnings excluding the Supply segment, as the spinoff was completed June 1, 2015. Other companies may use different measures to present financial performance. “Earnings from ongoing operations” is adjusted for the impact of special items as described below, which includes the Supply segment’s earnings now reflected in discontinued operations, as PPL completed the spinoff of the Supply segment on June 1, 2015. Also included in special items is the loss on spinoff resulting from the fair value of the Supply segment being less than PPL’s recorded value as of June 1, 2015, the date of the spinoff. “Earnings from ongoing operations (adjusted)” for 2014 also reflects, within the Corporate and Other category, the impact of spinoff dissynergies that would remain with PPL after the completion of the transaction, if left unmitigated.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Unrealized gains or losses on foreign currency-related economic hedges.

•	Supply segment earnings.
•	Loss on the spinoff of the Supply segment.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges.
•	Workforce reduction and other restructuring effects.
•	Acquisition and divestiture-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring, including the ability of PPL Corporation to realize all or a significant portion of the anticipated cost savings from the corporate restructuring efforts following the Supply business spinoff; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)
	June 30,	December 31,
	2015	2014 (b)
Assets
Cash and cash equivalents	$846	$1,399
Short-term investments		120
Accounts receivable	843	808
Unbilled revenues	431	517
Fuel, materials and supplies	315	381
Current assets of discontinued operations		2,600
Other current assets	435	334
Property, Plant and Equipment
Regulated utility plant	32,990	30,568
Less: Accumulated depreciation - regulated utility plant	5,480	5,361
Regulated utility plant, net	27,510	25,207
Non-regulated property, plant and equipment	537	592
Less: Accumulated depreciation - non-regulated property, plant and equipment	168	162
Non-regulated property, plant and equipment, net	369	430
Construction work in progress	1,339	2,532
Property, Plant and Equipment, net	29,218	28,169
Noncurrent regulatory assets	1,569	1,562
Goodwill and other intangibles	4,248	4,335
Noncurrent assets of discontinued operations		8,317
Other noncurrent assets	339	322
Total Assets	$38,244	$48,864

Liabilities and Equity
Short-term debt	$1,100	$836
Long-term debt due within one year	1,000	1,000
Accounts payable	902	995
Current liabilities of discontinued operations		2,775
Other current liabilities	1,507	1,837
Long-term debt	17,103	17,173
Deferred income taxes and investment tax credits	3,668	3,359
Accrued pension obligations	1,078	1,457
Asset retirement obligations	487	324
Noncurrent regulatory liabilities	977	992
Noncurrent liabilities of discontinued operations		3,963
Other noncurrent liabilities	481	525
Common stock and additional paid-in capital	9,571	9,440
Earnings reinvested (c)	2,654	6,462
Accumulated other comprehensive loss	(2,284)	(2,274)
Total Liabilities and Equity	$38,244	$48,864

(a)	The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.
(b)	Amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(c)	2015 reflects the impact of the spinoff of the Supply segment and a $3.2 billion related dividend.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015 (a)	2014 (a)	2015 (a)	2014 (a)

Operating Revenues
Utility	$1,765	$1,830	$3,979	$3,992
Energy-related businesses	16	19	32	35
Total Operating Revenues	1,781	1,849	4,011	4,027

Operating Expenses
Operation
Fuel	214	232	467	508
Energy purchases	170	171	499	510
Other operation and maintenance	454	447	897	887
Depreciation	216	230	432	455
Taxes, other than income	76	77	162	160
Energy-related businesses	13	14	26	28
Total Operating Expenses	1,143	1,171	2,483	2,548

Operating Income	638	678	1,528	1,479

Other Income (Expense) - net	(102)	(74)	(14)	(103)

Interest Expense	215	208	424	424

Income from Continuing Operations Before Income Taxes	321	396	1,090	952

Income Taxes	71	166	288	333

Income from Continuing Operations After Income Taxes	250	230	802	619

Income (Loss) from Discontinued Operations (net of income taxes)	(1,007)	(1)	(912)	(74)

Net Income (Loss)	$(757)	$229	$(110)	$545

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$0.37	$0.35	$1.20	$0.96
Diluted	$0.37	$0.34	$1.19	$0.94
Net Income (Loss) Available to PPL Common Shareowners:
Basic	$(1.13)	$0.35	$(0.17)	$0.84
Diluted	$(1.13)	$0.34	$(0.17)	$0.83

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	668,415	653,132	667,698	642,002
Diluted	671,286	665,792	670,013	664,927

(a)	Amounts have been reclassified to reflect the Supply segment as a discontinued operation.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2015 (a)	2014 (a)
Cash Flows from Operating Activities
Net income (loss)	$(110)	$545
Loss from discontinued operations (net of income taxes)	912	74
Income from continuing operations (net of income taxes)	802	619
Adjustments to reconcile Income from continuing operations (net of taxes) to net cash provided by operating activities - continuing operations
Depreciation	432	455
Amortization	27	35
Defined benefit plans - expense	32	27
Deferred income taxes and investment tax credits	256	253
Unrealized (gains) losses on derivatives, and other hedging activities	62	69
Adjustment to WPD line loss accrual		65
Stock-based compensation expense	38	20
Other	11	1
Change in current assets and current liabilities
Taxes payable	(129)	52
Accrued interest	(87)	(107)
Other current liabilities	(91)	(38)
Other	(126)	(26)
Other operating activities
Defined benefit plans - funding	(289)	(186)
Other	32	54
Net cash provided by operating activities - continuing operations	970	1,293
Net cash provided by operating activities - discontinued operations	343	290
Net cash provided by operating activities	1,313	1,583
Cash Flows from Investing Activities
Investing activities from continuing operations:
Expenditures for property, plant and equipment	(1,679)	(1,678)
Expenditures for intangible assets	(24)	(24)
Purchase of other investments	(15)
Proceeds from the sale of other investments	135
Net decrease in restricted cash and cash equivalents	8	7
Other investing activities		(5)
Net cash used in investing activities - continuing operations	(1,575)	(1,700)
Net cash used in investing activities - discontinued operations	(149)	(403)
Net cash used in investing activities	(1,724)	(2,103)
Cash Flows from Financing Activities
Financing activities from continuing operations:
Issuance of long-term debt	88	296
Retirement of long-term debt		(239)
Issuance of common stock	83	1,017
Payment of common stock dividends	(500)	(470)
Net increase (decrease) in short-term debt	276	(217)
Other financing activities	(18)	(38)
Net cash provided by (used in) financing activities - continuing operations	(71)	349
Net cash provided by (used in) financing activities - discontinued operations	(546)	138
Net cash distributions to parent from discontinued operations	132	184
Net cash provided by (used in) financing activities	(485)	671
Effect of Exchange Rates on Cash and Cash Equivalents	(9)	16
Net (Increase) Decrease in Cash and Cash Equivalents included in Discontinued Operations	352	(25)
Net Increase (Decrease) in Cash and Cash Equivalents	(553)	142
Cash and Cash Equivalents at Beginning of Period	1,399	863
Cash and Cash Equivalents at End of Period	$846	$1,005

(a)	Amounts have been reclassified to reflect the Supply segment as a discontinued operation.

Key Indicators (Unaudited)

	12 Months Ended
	June 30,
Financial	2015	2014

Dividends declared per share of common stock	$1.49	$1.48
Book value per share (a)(b)(c)	$14.85	$20.68
Market price per share (a)	$29.47	$35.53
Dividend yield	5.1%	4.2%
Dividend payout ratio (d)(e)	92.5%	112.1%
Dividend payout ratio - earnings from ongoing operations (d)(f)	67.7%	57.1%
Price/earnings ratio (d)(e)	18.3	26.9
Price/earnings ratio - earnings from ongoing operations (d)(f)	13.4	13.7
Return on average common equity (e)	8.0%	6.8%
Return on average common equity - earnings from ongoing operations (f)	10.8%	13.6%

(a)	End of period.
(b)	Based on 669,514 and 664,018 shares of common stock outstanding (in thousands) at June 30, 2015 and June 30, 2014.
(c)	2015 reflects the impact of the spinoff of the Supply segment and a $3.2 billion related dividend.
(d)	Based on diluted earnings per share.
(e)	2015 includes the impact of the $879 million loss on the spinoff of the Supply segment, reflecting the difference between PPL’s recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP. 2015 also includes 11 months of Supply segment earnings, compared to 12 months in 2014.
(f)	The calculation for 2015 includes six months of earnings from 2014 that were adjusted for Supply segment earnings and the impact of dissynergies related to the spinoff of the Supply segment. 2014 was not adjusted for such items. Earnings from ongoing operations is a non-GAAP financial measure that includes adjustments described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2015	2014	Change	2015	2014	Change

Domestic Retail Delivered
PPL Electric Utilities	8,467	8,378	1.1%	19,128	19,008	0.6%
LKE	7,406	7,418	(0.2%)	15,702	15,913	(1.3%)
Total	15,873	15,796	0.5%	34,830	34,921	(0.3%)

Domestic Retail Supplied
LKE (a)	7,406	7,418	(0.2%)	15,702	15,913	(1.3%)

International Delivered
United Kingdom	19,036	18,684	1.9%	39,829	39,699	0.3%

Domestic Wholesale
LKE (b)	499	532	(6.2%)	1,183	1,262	(6.3%)

(a)	Represents GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(b)	Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

2nd Quarter 2015	(millions of dollars)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other	Operations	Total
Reported Earnings (Loss) (a)	$190	$47	$49	$(36)	$(1,007)	$(757)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(71)					(71)
Spinoff of the Supply segment:
Discontinued operations (a)					(1,007)	(1,007)
Transition and transaction costs				(12)		(12)
Employee transitional services				(1)		(1)
Separation benefits				(1)		(1)
Other:
Settlement of certain income tax positions	18					18
Certain valuation allowances		(8)				(8)
LKE acquisition-related adjustment		(4)				(4)
Total Special Items	(53)	(12)		(14)	(1,007)	(1,086)
Earnings from Ongoing Operations	$243	$59	$49	$(22)	$-	$329

	(per share - diluted)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other	Operations	Total
Reported Earnings (Loss) (a)	$0.28	$0.07	$0.07	$(0.05)	$(1.50)	$(1.13)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.11)					(0.11)
Spinoff of the Supply segment:
Discontinued operations (a)					(1.50)	(1.50)
Transition and transaction costs				(0.02)		(0.02)
Other:
Settlement of certain income tax positions	0.03					0.03
Certain valuation allowances		(0.01)				(0.01)
LKE acquisition-related adjustment		(0.01)				(0.01)
Total Special Items	(0.08)	(0.02)		(0.02)	(1.50)	(1.62)
Earnings from Ongoing Operations	$0.36	$0.09	$0.07	$(0.03)	$-	$0.49

(a)	Includes an $879 million charge reflecting the difference between PPL’s recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date June 30, 2015	(millions of dollars)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other	Operations	Total
Reported Earnings (Loss) (a)	$565	$156	$136	$(55)	$(912)	$(110)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(34)					(34)
Spinoff of the Supply segment:
Discontinued operations (a)					(912)	(912)
Transition and transaction costs				(15)		(15)
Employee transitional services				(3)		(3)
Separation benefits				(2)		(2)
Other:
WPD Midlands acquisition-related adjustment	2					2
Settlement of certain income tax positions	18					18
Certain valuation allowances		(8)				(8)
LKE acquisition-related adjustment		(4)				(4)
Total Special Items	(14)	(12)		(20)	(912)	(958)
Earnings from Ongoing Operations	$579	$168	$136	$(35)	$-	$848

	(per share - diluted)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other	Operations	Total
Reported Earnings (Loss) (a)	$0.84	$0.23	$0.20	$(0.08)	$(1.36)	$(0.17)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.05)					(0.05)
Spinoff of the Supply segment:
Discontinued operations (a)					(1.36)	(1.36)
Transition and transaction costs				(0.02)		(0.02)
Employee transitional services				(0.01)		(0.01)
Other:
Settlement of certain income tax positions	0.03					0.03
Certain valuation allowances		(0.01)				(0.01)
LKE acquisition-related adjustment		(0.01)				(0.01)
Total Special Items	(0.02)	(0.02)		(0.03)	(1.36)	(1.43)
Earnings from Ongoing Operations	$0.86	$0.25	$0.20	$(0.05)	$-	$1.26

(a)	Includes an $879 million charge reflecting the difference between PPL’s recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations (Adjusted)
(After-Tax)
(Unaudited)

2nd Quarter 2014	(millions of dollars)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other (a)	Operations (a)	Total
Reported Earnings (Loss)	$187	$58	$52	$(67)	$(1)	$229
Special Items (expense) benefit:
Foreign currency-related economic hedges	(33)					(33)
Spinoff of the Supply segment:
Discontinued operations				(4)	(1)	(5)
Change in tax valuation allowances				(46)		(46)
Other:
EEI adjustments		1				1
Separation benefits			(4)			(4)
Total Special Items	(33)	1	(4)	(50)	(1)	(87)
Dissynergies related to the spinoff of the Supply segment (b)
Indirect operation and maintenance				(11)		(11)
Interest expense				(8)		(8)
Depreciation				(1)		(1)
Total dissynergies related to the spinoff of the Supply segment				(20)		(20)
Earnings from Ongoing Operations (Adjusted)	$220	$57	$56	$(37)	$-	$296

	(per share - diluted) (c)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other (a)	Operations (a)	Total
Reported Earnings (Loss)	$0.28	$0.09	$0.08	$(0.11)	$-	$0.34
Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.05)					(0.05)
Spinoff of the Supply segment:
Discontinued operations				(0.01)		(0.01)
Change in tax valuation allowances				(0.07)		(0.07)
Other:
Total Special Items	(0.05)			(0.08)		(0.13)
Dissynergies related to the spinoff of the Supply segment (b)
Indirect operation and maintenance				(0.02)		(0.02)
Interest expense				(0.01)		(0.01)
Total dissynergies related to the spinoff of the Supply segment				(0.03)		(0.03)
Earnings from Ongoing Operations (Adjusted)	$0.33	$0.09	$0.08	$(0.06)	$-	$0.44

(a)	Certain amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(b)	Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment.
(c)	The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in an immaterial amount of interest charges being added back to earnings and approximately 11 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations (Adjusted)
(After-Tax)
(Unaudited)

Year-to-Date June 30, 2014	(millions of dollars)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other (a)	Operations (a)	Total
Reported Earnings (Loss)	$393	$165	$137	$(76)	$(74)	$545
Special Items (expense) benefit:
Foreign currency-related economic hedges	(39)					(39)
Spinoff of the Supply segment
Discontinued operations				(6)	(74)	(80)
Change in tax valuation allowances				(46)		(46)
Other:
EEI adjustments		1				1
Change in WPD line loss accrual	(52)					(52)
Separation benefits			(4)			(4)
Total Special Items	(91)	1	(4)	(52)	(74)	(220)
Dissynergies related to the spinoff of the Supply segment (b)
Indirect operation and maintenance				(25)		(25)
Interest expense				(15)		(15)
Depreciation				(3)		(3)
Total dissynergies related to the spinoff of the Supply segment				(43)		(43)
Earnings from Ongoing Operations (Adjusted)	$484	$164	$141	$(67)	$-	$722

	(per share - diluted) (c)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other (a)	Operations (a)	Total
Reported Earnings (Loss)	$0.60	$0.25	$0.21	$(0.12)	$(0.11)	$0.83
Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.06)					(0.06)
Spinoff of the Supply segment
Discontinued operations				(0.01)	(0.11)	(0.12)
Change in tax valuation allowances				(0.07)		(0.07)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)
Total Special Items	(0.14)			(0.08)	(0.11)	(0.33)
Dissynergies related to the spinoff of the Supply segment (b)
Indirect operation and maintenance				(0.04)		(0.04)
Interest expense				(0.02)		(0.02)
Total dissynergies related to the spinoff of the Supply segment				(0.06)		(0.06)
Earnings from Ongoing Operations (Adjusted)	$0.74	$0.25	$0.21	$(0.10)	$-	$1.10

(a)	Certain amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(b)	Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment.
(c)	The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 21 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations (Adjusted)
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2014	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued
	Regulated	Regulated	Regulated	and Other (b)	Operations (b)	Total
Reported Earnings (Loss)	$1.48	$0.47	$0.39	$(0.18)	$0.45	$2.61
Special Items (expense) benefit:
Foreign currency-related economic hedges	0.19					0.19
Spinoff of the Supply segment:
Discontinued operations				(0.01)	0.45	0.44
Change in tax valuation allowances				(0.07)		(0.07)
Separation benefits				(0.02)		(0.02)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)
Separation benefits - bargaining unit voluntary program			(0.01)			(0.01)
Total Special Items	0.11		(0.01)	(0.10)	0.45	0.45
Dissynergies related to the spinoff of the Supply segment (c)
Indirect operation and maintenance				(0.07)		(0.07)
Interest expense				(0.05)		(0.05)
Depreciation				(0.01)		(0.01)
Total dissynergies related to the spinoff of the Supply segment				(0.13)		(0.13)
Earnings from Ongoing Operations (Adjusted)	$1.37	$0.47	$0.40	$(0.21)	$	$2.03

(a)	The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 11 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.
(b)	Certain amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(c)	Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment.

Reconciliation of PPL's Forecast of Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)
	Forecast (per share - diluted)
	Midpoint
	U.K.	Kentucky	Pennsylvania	Corporate	Discontinued		High	Low
	Regulated	Regulated	Regulated	and Other	Operations	Total	2015	2015
Reported Earnings (Loss) (a)	$1.39	$0.49	$0.38	$(0.13)	$(1.36)	$0.77	$0.82	$0.72
Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.05)					(0.05)	(0.05)	(0.05)
Spinoff of the Supply segment:
Discontinued operations (a)					(1.36)	(1.36)	(1.36)	(1.36)
Transition and transaction costs				(0.02)		(0.02)	(0.02)	(0.02)
Employee transitional services				(0.01)		(0.01)	(0.01)	(0.01)
Other:
Settlement of certain income tax positions	0.03					0.03	0.03	0.03
Certain valuation allowances		(0.01)				(0.01)	(0.01)	(0.01)
LKE acquisition-related adjustment		(0.01)				(0.01)	(0.01)	(0.01)
Total Special Items	(0.02)	(0.02)	-	(0.03)	(1.36)	(1.43)	(1.43)	(1.43)
Earnings from Ongoing Operations	$1.41	$0.51	$0.38	$(0.10)	$-	$2.20	$2.25	$2.15

(a) Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable rules under GAAP.